UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2021

ARCTURUS THERAPEUTICS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38942	32-0595345
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10628 Science Center Drive, Suite 250

San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 900-2660

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARCT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 21, 2021, Arcturus Therapeutics Holdings Inc. (the “Company”) adopted a Severance Policy for Executives (the “Policy”), which will provide severance payments and benefits to eligible executive employees (“Participants”) of the Company in connection with certain terminations of employment. The Policy was approved by the Company’s Board of Directors and has an effective date of May 1, 2021.

Under the Policy, without duplication of any severance payments provided for in an individual employment agreement (such that the higher amount would apply), in the event that a Participant is involuntarily terminated by the Company without cause or resigns from the Company for good reason, if the Participant signs a waiver and release agreement in the form provided by the Company, then the Participant would be entitled to severance and COBRA premium payment continuation based on the Participant’s job tier classification:

•         CEO: Eighteen (18) months

•         Tier 1 (Other C-Level/EVP): Twelve (12) months

•         Tier 2 (SVP): Nine (9) months

•         Tier 3 (VP): Six (6) months

Participants will also receive a lump sum payment of the pro rata portion of the Participant’s annual bonus for the year of termination based on actual performance, payable when annual bonuses are payable to other executive officers of the Company; provided that in the event that the separation described in the preceding paragraph occurs within the 18-month period following a change in control (as defined in the Policy), the Participant would be entitled to (i) receive the their pro rata portion of the annual bonus determined based on the Participant’s target annual bonus paid in a lump sum following the release date and (ii) have all unexpired stock options and any other unvested time-based vesting equity awards then held by the Participant accelerate and become immediately vested and exercisable.

The foregoing description of the Policy does not purport to be complete and is subject to and qualified in its entirety by reference to the Policy, a copy of which is attached hereto as Exhibit 10.1, the terms of which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Arcturus Therapeutics Holdings Inc. Severance Policy for Executives

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcturus Therapeutics Holdings Inc.
Date: April 26, 2021

	By:	/s/ Joseph E. Payne
	Name:	Joseph E. Payne
	Title:	Chief Executive Officer